UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803

(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 11, 2013, we filed a Current Report on Form 8-K (the "Original Filing") announcing, among other things, the resignation of Mr. Greenfield as Chairman of the Board, Chief Executive Officer and President and the appointment of Louis Hernandez, to serve as our Chief Executive Officer and President.

We are filing this Amendment No. 1 on Form 8-K/A for the sole purpose of including Mr. Greenfield’s separation agreement and Mr. Hernandez’ employment agreement as exhibits and providing additional details regarding Mr. Hernandez’ compensation. We have not revised the Original Filing in any other way. This Amendment continues to speak as of the date of the Original Filing, and we have not updated the disclosures contained therein to reflect any events that occurred subsequent to the date of the Original Filing. For the convenience of the reader, this Form 8-K/A amends and restates the information of the Original Filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Greenfield

Effective February 11, 2013, Gary G. Greenfield, the Chairman of the Board, Chief Executive Officer and President of Avid Technology, Inc. (the "Company") voluntarily resigned as Chairman of the Board, Chief Executive Officer and President. Mr. Greenfield will continue to serve as a member of the Board of Directors.

In connection with Mr. Greenfield's resignation, the Company and Mr. Greenfield entered into a separation agreement, dated as of February 6, 2013 (the "Greenfield Agreement"). The Greenfield Agreement provides that following Mr. Greenfield’s execution of a release of claims against the Company, he will be entitled, in connection with his existing employment agreement with the Company, to payment of his accrued benefits, salary continuation for twelve months in the aggregate amount of $1,014,000, a payment in respect of annual bonus of $1,123,200, payment in respect of COBRA premiums, outplacement services and thirteen months additional vesting on his outstanding time-vesting equity awards. All other unvested equity awards will be forfeited upon Mr. Greenfield’s separation from the Company.

A copy of the Greenfield Agreement is filed as exhibit 10.1 to this Current Report and is incorporated herein by reference.

Appointment of Mr. Hernandez

Effective upon Mr. Greenfield's resignation, the Board of Directors appointed Louis Hernandez, Jr., a director of the Company, to also serve as the Company's Chief Executive Officer and President. In connection with his appointment, Mr. Hernandez resigned from his position as chairman of the Nominating and Governance Committee of the Board of Directors and as a member of the Compensation Committee of the Board of Directors and will no longer serve as the Company's lead independent director. There are no arrangements or understandings between Mr. Hernandez and any other persons pursuant to which he was selected as Chief Executive Officer and President. There are also no family relationships between Mr. Hernandez and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hernandez, 46, became a director in February 2008. Most recently, Mr. Hernandez served as Chairman and Chief Executive Officer of Open Solutions Inc., a provider of enterprise-wide enabling technologies for the financial services marketplace ("Open Solutions"), positions he had held since 2000 and 1999, respectively. Prior to Open Solutions, he worked at several public and private growth-oriented technology-based companies. Mr. Hernandez also currently serves as a director of HSBC North America Holdings Inc., HSBC USA Inc. and HSBC Bank USA, N.A. and had previously served as a director of Unica Corporation and Mobius Management Systems, Inc., prior to their respective acquisitions. He also serves as an advisor to other technology-based companies and is a speaker and author on technology-related topics.

Effective as of February 11, 2013, Mr. Hernandez entered into an employment agreement with the Company in connection with his appointment, the Hernandez Agreement. The Hernandez Agreement provides for an annual base salary of $650,000, a signing bonus of $435,000, a relocation bonus of $365,000 for relocation and transition expenses, an annual incentive bonus target equal to 100% of annual base salary (up to a maximum of 200% of annual base salary) and a long term equity award consisting of time vesting stock options and restricted stock unit awards and performance vesting options (which vest upon attainment of specified targets relating to the Company’s return on equity). The signing bonus must be repaid to the Company in full in the event that he is terminated for cause or resigns without good reason prior to February 11, 2014. Mr. Hernandez received 100,000 time vesting options and 100,000 time vesting restricted stock unit awards, as well as 625,000 performance vesting options.

The agreement has a term of five years and will automatically renew for one-year periods so long as neither the Company nor Mr. Hernandez provides 180 days' prior written notice of intent to terminate. The term of the agreement will also be extended for an additional twelve months in the event of a change-in control of the Company or a potential change-in-control of the Company occurring within twelve months prior to the end of the then-current term. The agreement also provides that if Mr. Hernandez’s employment is terminated by the Company without cause or by the executive for good reason other than in connection with a change-in-control of the Company, the executive will be entitled to receive, along with other payments set forth in the agreements, 12 months base salary, a bonus equal to the executive's target bonus and an amount equal to the company's portion of the executive's COBRA premiums for twelve months. In addition, any time-based vesting awards held by the Mr. Hernandez will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the twelve-month period following the date of termination. Mr. Hernandez will also generally be entitled to exercise any options for twelve months after the termination of his employment.

The agreement also provides that if Mr. Hernandez's employment is terminated by the Company without cause or by him for good reason within twelve months after a change-in-control of the Company or during a potential change-in-control period, Mr. Hernandez will be entitled to receive an amount equal to 1.5 times the sum of his base salary plus the greater of Mr. Hernandez's highest annual incentive bonus for the prior two years or 100% of his base salary. Mr. Hernandez is also entitled to a pro-rata annual bonus for the year of termination. In addition, all outstanding options and other equity awards held by Mr. Hernandez will vest in full, and Mr. Hernandez will generally be entitled to exercise any options for 18 months after the termination of his employment. Mr. Hernandez will also be entitled to an amount equal to the Company's portion of Mr. Hernandez's COBRA premiums for 18 months following termination.

In order to be eligible to receive any of the above payments and benefits, Mr. Hernandez must execute a general release of claims against the Company.

The Board of Directors appointed George H. Billings, a director of the Company, to replace Mr. Greenfield as the Company's Chairman of the Board and to replace Mr. Hernandez as chairman of the Nominating and Governance Committee of the Board of Directors.

A copy of the Hernandez Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference. A copy of the press release announcing the transition was filed as Exhibit 99.1 to the Original Filing and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
10.1	Separation Agreement between Avid Technology, Inc. and Gary G. Greenfield, dated February 6, 2013
10.2	Employment Agreement between Avid Technology, Inc. and Louis Hernandez, Jr., dated as of February 6, 2013
99.1	Press Release issued February 11, 2013 (incorporated by reference to Exhibit 99.1 to Avid Technology, Inc.’s Current Report on Form 8-K, filed with the SEC on February 11, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: February 12, 2013	By:	/s/ Ken Sexton
	Name:	Ken Sexton
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

The following exhibits are filed as part of this current report on Form 8-K.

Exhibit Number	Description
10.1	Separation Agreement between Avid Technology, Inc. and Gary G. Greenfield, dated February 6, 2013
10.2	Employment Agreement between Avid Technology, Inc. and Louis Hernandez, Jr., dated as of February 6, 2013
99.1	Press Release issued February 11, 2013 (incorporated by reference to Exhibit 99.1 to Avid Technology, Inc.’s Current Report on Form 8-K, filed with the SEC on February 11, 2013)